Exhibit 10.2
BIOVENTUS INC.
2023 RETENTION EQUITY AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Bioventus Inc., a Delaware corporation (the “Company”), pursuant to its 2023 Retention Equity Award Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (“Participant”) the number of Restricted Stock Units set forth below (the “Units”). The Units are subject to the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”), the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), and the Plan, each of which is incorporated herein by reference. Capitalized terms used in this Grant Notice or in the Agreement which are not explicitly defined herein will have the meaning ascribed to them in the Plan.

Participant:
Number of Units:
Date of Grant:
Vesting Commencement Date:
Vesting Schedule:	50% of the Units will vest on the 12-month anniversary of the Vesting Commencement Date, and 50% of the Units will vest on the 18-month anniversary of the Vesting Commencement Date, in each case subject to the Participant’s Continuous Service through the applicable vesting date.

By accepting this Award electronically pursuant to the Company’s online grant acceptance policy, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement, and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice or the Agreement.

[In particular, Participant has reviewed Section 9 of the Agreement, and represents and warrants that as of the date hereof, he or she: (i) is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, (ii) is not subject to any legal, regulatory or contractual restriction that would prevent the Company from conducting a “sell to cover” transaction as described in Section 9 of the Agreement, (iii) does not have, and will not attempt to exercise, authority, influence or control over any sales of Shares effected by the Company or its agents pursuant to the Agreement, and (iv) is entering into the Agreement and the resulting “sell to cover” instruction in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company’s securities on the basis of material nonpublic information) under the Exchange Act. It is the Participant’s intent

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that this “sell to cover” instruction will comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.]

[Exhibit A immediately follows]

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EXHIBIT A

BIOVENTUS INC.
2023 RETENTION EQUITY AWARD PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Agreement”) governs the award of Restricted Stock Units to the Participant identified on the accompanying Grant Notice.

1.Grant of Units. Effective as of the Date of Grant, the Company grants the Participant the number of Units listed on the Grant Notice. The Units are subject to the vesting, payment, and other provisions of this Agreement and the Plan. Each Unit is subject to settlement into one share of Common Stock of the Company (a “Share”) that will be delivered to the Participant when and if such Unit becomes vested subject to the terms of this Agreement.
2.Vesting; Forfeiture. The Units are unvested when granted and will vest in accordance with the vesting schedule set forth on the Grant Notice, subject to Participant’s Continuous Service through the vesting date(s). Vesting will terminate upon the termination of Participant’s Continuous Service. All Units that are not vested upon the termination of Participant’s Continuous Service for any reason will be immediately forfeited.
3.Delivery of Shares to Settle Vested Units. Units that become vested as provided in Section 2 will be settled by delivering to Participant a number of Shares equal to the number of vested Units as soon as practicable after the date on which the Units vest, provided that the Company may provide a reasonable delay in the issuance or delivery of the Shares to address tax withholding and other administrative matters and provided further that delivery of the Shares will occur no later than two and one-half months following the conclusion of the year in which the vesting occurs. At the time of settlement, the Company will, at its election, either: (a) issue a certificate representing the Shares deliverable pursuant to this Agreement; or (b) not issue any certificate representing the Shares deliverable pursuant to this Agreement and instead document the Participant’s interest in the Shares by registering such Shares with the Company’s transfer agent (or another custodian selected by the Company) in book-entry form in the Participant’s name.
4.Capitalization Changes. The number of Units convertible to Shares subject to this Award may be adjusted from time to time by the Administrator to account for changes in capitalization as described in Section 11 of the Plan.
5.Rights as a Stockholder. The Units represent a right to payment from the Company if the conditions of the Agreement are met and do not give the Participant ownership of any Common Stock prior to delivery as provided in Section 3. Participant will not have any rights and/or privileges of a stockholder of the Company with respect to the Units prior to such delivery. If Participant becomes vested in Units as provided in Section 2, any Shares to which Participant becomes entitled will be delivered to Participant as provided in Section 3, and Participant will have full ownership of the Shares upon such delivery.
6.Non-Transferability of the Award. The Units and the right to payment under this Agreement are not transferable, may not be sold, exchanged, transferred, pledged, hypothecated, encumbered or otherwise disposed of except as provided in the Plan. Any purported transfer of the Units or the right to payment under this Agreement is null and void and will not be given effect.

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7.Award Not A Service Contract. Neither the Award nor this Agreement is an employment or service contract, and nothing this Agreement confers or will be construed as conferring upon the Participant any right to continue in the employment or service of the Company or a Related Entity, or as interfering with or restricting in any way the right of either party to terminate such employment or service at any time.
8.Tax Consequences. Participant acknowledges that he/she understands the federal, state, and local tax consequences of the Award and the issuance, vesting, forfeiture, and delivery provisions hereof relating to the Units. Participant will rely solely on the advice of his/her own tax advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) will be responsible for his/her own tax liability that may arise as a result of the Award or the transactions contemplated by this Agreement. The Company has no duty or obligation to minimize the tax consequences associated with this Award to the Participant and will not be liable to the Participant for any adverse tax consequences arising in connection with this Award.
9.Withholding Obligations. Participant understands that, at the time that Participant becomes vested and/or receives payment for any Units (including through the delivery of Shares), the Company may be required to withhold federal, state and local income and employment taxes. Participant hereby authorizes the Company to satisfy any required withholding to satisfy federal, state, local, payroll, and foreign tax withholding obligations of the Company or any Related Entity that arise in connection with the Units through any method authorized in the Plan. Unless otherwise determined by the Administrator in its sole discretion, Participant acknowledges that the Company will satisfy such tax withholding obligation by arranging for the sale, by a broker of the Company’s choosing, of such number of Shares otherwise deliverable to the Participant equal in value to the tax obligation required to be withheld (plus any applicable broker commission). Participant understands that all matters with respect to the total amount of taxes to be withheld in respect of such compensation income will be determined by the Company in its reasonable discretion. Participant further understands that, although the Company will pay withheld amounts to the applicable taxing authorities, Participant remains responsible for payment of all taxes due as a result of income arising under the Agreement.
10.Application of Section 409A.
(a)The parties intend that this Agreement and the delivery of Shares or other consideration in respect of the Units provided under this Agreement satisfies, to the greatest extent possible, the exemption from the application of Section 409A provided under Treasury Regulations section 1.409A-1(b)(4) (or any other applicable exemption), and this Agreement will be construed to the greatest extent possible as consistent with those provisions. To the extent not so exempt, the delivery of Shares in respect of the Units provided under this Agreement will be conducted, and this Agreement will be construed, in a manner that complies with Section 409A and is consistent with the requirements for avoiding taxes or penalties under Section 409A. The parties further intend that each installment of any payments provided for in this Agreement is a separate “payment” for purposes of Section 409A.
(b)To the extent any payment hereunder due upon the termination of the Participant’s Continuous Service is deferred compensation that is subject to Section 409A, and is not otherwise exempt from complying with the provisions of Section 409A, then such payment will not be made unless and until Participant has also incurred a “separation from service” (as such term is defined in Treasury Regulation section 1.409A-1(h)). To the extent that (i) one or more of the payments received or to be received by the Participant pursuant to this Agreement would constitute deferred compensation subject to the requirements of Section 409A, and (ii) the Participant is a “specified employee” within the meaning of Section 409A, then solely to the

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extent necessary to avoid the imposition of any additional taxes or penalties under Section 409A, the commencement of any payments under this Agreement will be deferred until the date that is six months and one day following the Participant’s termination of Continuous Service (or, if earlier, the date of death of the Participant) and will instead be paid on the date that immediately follows the end of such period (or death) or as soon as administratively practicable within 30 days thereafter.
(c)The Company makes no representations to Participant regarding the compliance of this Agreement or the Units with Section 409A, and Participant is solely responsible for the payment of any taxes or penalties arising under Section 409A(a)(1), or any state law of similar effect, with respect to the grant or vesting of the Units or the delivery of the Shares subject to this Award.
11.Notices. Any notice or request required or permitted hereunder must be given in writing to each of the other parties hereto and will be deemed effectively given on the earlier of (a) the date of personal delivery, (b) one business day after deposit in the custody of a reputable overnight delivery service with next business day charges prepaid, (c) when sent by email or other electronic delivery service, or (d) three business days after the date of deposit in the United States Mail by registered or certified mail, postage prepaid, return receipt requested, addressed in the case of the Company to the Company’s Chief Executive Officer at the Company’s primary business address and in the case of the Participant to the most recent address shown in the Company’s records.
12.Incorporation of the Plan; Entire Agreement; Modification. The Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of this Agreement, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan will control. This Agreement (including the Plan and the Grant Notice) sets forth all of the promises, agreements, conditions and understandings between the parties hereto with respect to the Award, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between them with respect to the Award other than as set forth therein or herein. This Agreement (including the Plan and the Grant Notice) supersedes and replaces any and all prior agreements between the parties hereto with respect to the Units granted under this Award. Except as provided by the Plan, no modification, amendment or waiver of any of the provisions of this Agreement will be effective unless approved in writing by both parties.
13.Choice of Law. The interpretation, performance and enforcement of this Agreement and the Grant Notice will be governed by the law of the State of Delaware without regard to principles of choice or conflict of laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
14.Miscellaneous.
(a)The headings of the Sections in this Agreement are inserted for convenience only and will not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.
(b)If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if

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possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
(c)This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. The rights and obligations of the Company under this Agreement will be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by, the Company’s successors and assigns.
(d)The waiver by either party of compliance with any provision of this Agreement by the other party will not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.
(e)Participant agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Award.
(f)Participant further acknowledges receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.
(g)This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(h)All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

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